EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 4, 2007

For Further Information Contact:
Thomas B. Olson, Secretary
(303) 796-8940

FASTFUNDS FINANCIAL CORPORATION RETIRES
8.9 MILLION COMMON SHARES TO TREASURY IN TRANSACTION WITH PARENT COMPANY HYDROGEN POWER, INC.

Transaction Paves Way for Consideration of Potential
New Business Opportunities

WEST PALM BEACH, FLORIDA - FastFunds Financial Corporation (OTC/BB: FFFC), announced today that it has executed an agreement with Hydrogen Power, Inc. (“HPI”), FastFunds’ majority stockholder, pursuant to which the Company will be retiring 8.9 million shares of common stock to treasury. Under the agreement, the present obligation of $5 million owed to FastFunds by HPI plus accrued interest and various other inter-company obligations will be eliminated. In addition, three subsidiaries unrelated to the HPI’s core energy business, Key Financial Systems, Nova Financial Systems and Denaris Corporation will be transferred to FastFunds as part of this transaction.

“This transaction allows us to move forward with our plans to evaluate new business opportunities by creating a more favorable equity structure,” commented FastFunds Chairman, Henry Fong. “While we have signed no agreements as of this date, we are active in our pursuit of potential transactions to maximize the Company’s value for our stockholders.”

FastFunds Financial Corporation is a holding company with no current business operations. The Company is majority owned by Hydrogen Power, Inc. (NASDAQ: HYDP), an alternative energy company based in Seattle, Washington.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of FastFunds Financial Corporation or its majority owned parent company Hydrogen Power, Inc.; economic downturns affecting the operations of FastFunds Financial Corporation its subsidiaries or companies proposed for merger or acquisition; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by FastFunds Financial Corporation or its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by FastFunds Financial Corporation or its subsidiaries; adverse equity market conditions and declines in the value of FastFunds Financial Corporation common stock; failure to satisfy contingencies or conditions to close the transactions; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and FastFunds Financial Corporation disclaims any intent or obligation to update these forward-looking statements.
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